Exhibit 10(z)(1)

February 27, 2017

Kay Meggers

EVP & Group President Global Rolled Products

Arconic Inc.

390 Park Avenue

New York, New York 10022

Re: Modification of Severance Agreement

Dear Kay,

Arconic Inc. (the “Company”) has adopted the Arconic Inc. Executive Severance Plan (the “Severance Plan”) effective as of February 27, 2017. Under the terms of the Severance Plan, an executive in your current position with the Company is eligible to participate in the Severance Plan, unless such executive is party to an individual agreement with the Company that provides for severance benefits upon an involuntary termination of employment. You previously entered into a letter agreement dated December 2, 2011 with the Company’s predecessor, Alcoa Inc. (your “Letter Agreement”), which provides for severance benefits upon your involuntary termination of employment. In order for you to be eligible to participate in the Severance Plan, you hereby agree to waive all severance benefits under the Letter Agreement and to the termination of all provisions of your Letter Agreement relating to your termination of employment, except as otherwise provided in this letter agreement (this “Letter”).

You acknowledge and agree that, effective as of the date hereof, the following sections of your Letter Agreement shall continue in full force and effect: “Restrictive Covenants”, “Governing Law; Jurisdiction”, “Amendment; Waiver”, and “Severability”, and all other provisions of your Letter Agreement shall have no further force or effect. Accordingly, and in consideration for the continued effectiveness of the covenants in the section of your Letter Agreement entitled “Restrictive Covenants,” beginning on the date hereof, you will be treated as an “Eligible Employee” pursuant to the Severance Plan, as in effect from time to time.

The surviving section of your Letter Agreement entitled “Governing Law; Jurisdiction” will apply to this Letter as if set forth herein. This Letter may be modified only by a written agreement signed by you and an authorized officer of the Company.

Please acknowledge your agreement to the terms of this Letter by signing below.

Sincerely,

Arconic Inc.

/s/ Vas Nair
By: Vas Nair
EVP, Human Resources, Environment, Health, Safety and Sustainability

Acknowledged and Agreed

/s/ Kay Meggers
Kay Meggers